                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement             [ ] Confidential, For Use of
                                                  the Commission only (as
                                                  Permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             PC SERVICE SOURCE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]    No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)    Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------


     (2)    Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how is was determined):

--------------------------------------------------------------------------------


     (4)    Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)    Total fee paid:

--------------------------------------------------------------------------------

     [ ]    Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)    Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)    Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)    Filing Party:

--------------------------------------------------------------------------------

     (4)    Date Filed:

--------------------------------------------------------------------------------

                                                                  April 17, 1998






Dear Stockholders:

You are cordially invited to attend the 1998 Annual Meeting of Stockholders of PC Service Source, Inc. which will be held on May 19, 1998, at 10:00 a.m., Central Time, at the Company's corporate offices located at 2350 Valley View Lane, Dallas, Texas. The official notice of the meeting together with a proxy statement and proxy card are enclosed.
Please give this information your careful attention.

Whether or not you expect to attend the meeting in person, it is important that your shares be voted at the meeting. I urge you to specify your choices by marking the enclosed proxy card and returning it promptly. Sending in a signed proxy will not affect your right to attend the annual meeting and vote in person. You may revoke your proxy at any time before it is voted at the annual meeting by giving written notice to the secretary of the Company.


Sincerely,


/s/ Mark T. Hilz

Mark T. Hilz
President and Chief Executive Officer








                             YOUR VOTE IS IMPORTANT
                  Please Sign, Date, and Return Your Proxy Card

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON TUESDAY, MAY 19, 1998
                            -------------------------


To Our Stockholders:

The 1998 Annual Meeting of Stockholders of PC Service Source, Inc. will be held at the Company's corporate offices at 2350 Valley View Lane, Dallas, Texas, on May 19, 1998, at 10:00 a.m., Central Time, for the following purposes as more fully described in the following pages of the proxy statement, which are made a part of this Notice:

1. To elect two Class III directors to serve until the Annual Meeting of Stockholders in 2001 or until their successors are duly elected and qualified; and

2. To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

The Board of Directors has fixed the close of business on April 3, 1998, as the record date for determining stockholders entitled to notice of and to vote at the meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed proxy card and return it promptly in the envelope provided for that purpose. Sending in a signed proxy will not affect your right to attend the annual meeting and vote in person. You may revoke your proxy at any time before it is voted at the annual meeting by giving written notice to the secretary of the Company.

By Order of the Board of Directors,


/s/ Garold E. Swan

Garold E. Swan
Senior Vice President, Chief Financial Officer and Secretary



Dallas, Texas
April 17, 1998

It is important that your stock be represented at the meeting regardless of the number of shares you hold. Please complete, sign, date and mail the enclosed Proxy Card in the accompanying envelope even if you intend to be present at the meeting. Returning the Proxy Card will not limit your right to vote in person or to attend the annual meeting, but will insure your representation if you cannot attend. If you have shares in more than one name, or if your stock is registered in more than one way, you may receive more than one copy of the proxy material. If so, please sign and return each copy of the proxy cards you receive so that all of your shares may be voted. The Proxy is revocable at any time prior to its use.

                             PC SERVICE SOURCE, INC.
                              2350 VALLEY VIEW LANE
                               DALLAS, TEXAS 75234

                                 -------------

                                 PROXY STATEMENT
                                       FOR
                               1998 ANNUAL MEETING
                                  tO BE HELD ON
                                  MAY 19, 1998

                                 -------------


                        VOTING AT THE MEETING AND PROXIES

        Commencing on April 17, 1998, PC Service Source, Inc., a Delaware corporation ("PCSS" or the "Company"), will mail this Proxy Statement to stockholders entitled to vote at the Company's Annual Meeting of Stockholders on May 19, 1998. Stockholders of record at the close of business on April 3, 1998, will be entitled to vote at the meeting and will receive a copy of this Proxy Statement, furnishing information relating to the business to be transacted at the meeting, including any adjournment or postponement of the meeting. At the close of business on April 3, 1998, the record date for determining stockholders entitled to receive notice of and to vote at the annual meeting, the Company's outstanding voting securities consisted of 5,761,320 shares of the Company's common stock, $.01 par value (the "Common Stock"). Holders of Common Stock are entitled to one vote per share in the matter of election of directors and in any other matter that may be acted upon at the annual meeting. The Company's Certificate of Incorporation does not permit cumulative voting for directors.

        A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY (THE "BOARD") TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United
States.

        Regarding the election of directors, you have three choices: by checking the appropriate box on your proxy card you may (i) vote for both of the director nominees as a group; (ii) withhold authority to vote for both director nominees as a group; or (iii) vote for the director nominees as a group, except the nominee you identify in the appropriate area. See "Information Concerning Nominees" under Election of Directors.

        Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or non-vote will have the same effect as a vote against the matter being voted upon.

        You may revoke your proxy at any time before it is actually voted at the Annual Meeting by (i) delivering written notice of revocation to the Secretary of the Company, (ii) submitting a subsequently dated proxy, or (iii) attending the meeting and withdrawing the proxy. You may also be represented by another person present at the meeting through executing a form of proxy designating such person to act on your behalf. Each unrevoked proxy card properly executed and received prior to the close of the voting will be voted as indicated. Where specific instructions are not indicated, the proxy will be voted for the election of all directors as nominated and for all proposals recommended by the Board.

        PC Service Source's Summary Annual Report to Stockholders and Form 10-K for the year ended December 31, 1997, including consolidated financial statements, are being mailed to all stockholders entitled to vote at the Annual Meeting. These reports do not constitute a part of the proxy soliciting material.

        The expense of preparing, printing and mailing this Proxy Statement will be paid by the Company. In addition to the use of the mail, proxies may be solicited personally, or by telephone or facsimile by directors, officers, or employees of the Company and its subsidiaries without additional compensation. The Company will, on request, reimburse stockholders of record who are brokers, dealers, banks, voting trustees, or their nominees for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.


                              ELECTION OF DIRECTORS

INFORMATION CONCERNING NOMINEES

         Under the terms of the Certificate of Incorporation of the Company, the Board of the Company is divided into three classes of directors, with the total number of directors to be allocated among the three classes as equally as possible. The Company's Board presently consists of seven members, two of whom are Class III directors whose term expires at the 1998 Annual Meeting of Stockholders, three of whom are Class I directors whose term expires in 1999, and the remaining two of whom are Class II directors whose term expires in 2000.

         The Board proposes the election of the following Class III directors for a term of three years expiring in 2001. Each of the following two directors were elected by the stockholders at the 1995 Annual Meeting. Should one or more of these nominees become unavailable to accept nomination for election as a director, the individuals named as Proxies on the enclosed Proxy Card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors.

CLASS III - TERM EXPIRING IN 2001

        AVERY MORE, 43, is Chairman of the Board of the Company. He is a member of PCSS's Executive Committee and Stock Option Committee. Mr. More was formerly president and chief executive officer of CompuCom Systems, Inc. ("CompuCom") from 1989 to 1993 and a member of the CompuCom board of directors from 1989 to 1994. Mr. More also serves as the vice chairman of Computer City, Inc. and the president of Rosetta Stone Corporation. Mr. More became a PCSS director and Chairman of the Board in 1990.

        MARK T. HILZ, 39, is a director and President and Chief Executive Officer of the Company. He is a member of PCSS's Executive Committee. Mr. Hilz has served as an executive officer of the Company from its inception and was appointed to his present position in 1991. Mr. Hilz became a PCSS director in 1990.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

         The Board has a standing Executive Committee, Audit Committee, Compensation Committee and Stock Option Committee. The principal responsibilities and membership of each committee are described in the following paragraphs.

         EXECUTIVE COMMITTEE. The Executive Committee has the authority to exercise substantially all of the powers of the Board in the management and business affairs of the Company, except it does not have the authority to declare dividends, authorize the issuance of shares of the Company's Common Stock, modify the Company's Certificate of Incorporation or its Bylaws, adopt any agreement of merger or consolidation or recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's assets or the dissolution of the Company. Regularly scheduled meetings of the Board are held periodically each year and special meetings are held from time to time. As a consequence, the occasions on which this committee is required to take action are limited. The members of this committee are Messrs. More, Hilz and Tenenhaus. The committee did not meet separately from the Board during 1997.

         AUDIT COMMITTEE. The Audit Committee is responsible for reviewing the Company's accounting and financial practices and policies and the scope and results of the Company's audit. The Audit Committee is also responsible for recommending the selection of the Company's independent public accountants. This committee is presently comprised of Messrs. Leff, Raymund and Haft. The committee met separately from the Board on one occasion during 1997.

        COMPENSATION COMMITTEE. The Compensation Committee reviews the compensation of executive officers, except members of the committee, and makes recommendations to the Board regarding executive compensation. This committee is presently comprised of Messrs. Leff, Raymund and Tenenhaus. The committee did not meet separately from the Board during 1997.

        STOCK OPTION COMMITTEE. The Stock Option committee administers the Company's existing stock option plan. This committee is presently comprised of Messrs. More and Tenenhaus. The committee met separately from the Board on four occasions during 1997.

COMPENSATION OF THE COMPANY'S DIRECTORS

         The current policy of the Company is to pay each director who is not also an officer or employee of the Company, and who does not beneficially own more than 5% of the Company's outstanding Common Stock, an annual fee of $2,500, plus 1,000 shares of Common Stock of the Company. The Board met on five occasions during 1997. Each director attended 100% of (i) the total number of meetings of the Board held during the period in which he was a director and (ii) the total number of meetings held by all committees on which he served, except for Mr. Wise who was unable to attend one of the Board meetings.

REPORT OF COMPENSATION COMMITTEE ON ANNUAL EXECUTIVE COMPENSATION

         The Compensation Committee met informally several times during the year and met during three of the regular meetings of the Board. The policy of the Compensation Committee is to provide executive officers of the Company and its remanufacturing subsidiary, PC Service Source Repair Services ("PCSS Repair Services;" formerly known as Cyclix Engineering Corporation), with fair compensation based on their responsibilities, and on the performance of the Company as a whole. Regarding the executive officers of PCSS Repair Services, however, their compensation is based on the performance of PCSS Repair Services as a whole.

         The Compensation Committee believes generally that performance goals enhance teamwork and help focus management's attention on the performance of the companies rather than the performance of particular areas in the companies. Additionally, particular areas may in the future need separate performance goals, but the Compensation Committee does not believe that is currently required.

          The Compensation Committee sets target earnings levels for the Company and PCSS Repair Services, and provides a bonus target to each executive officer. The bonus target is a percentage of that executive's base salary. The Compensation Committee then sets target levels pursuant to which an executive who is employed at the time of the bonus award can receive all or a portion of the designated bonus target based on the Company's or PCSS Repair Services' earnings performance, as the case may be. If the earnings target is not met, an executive may receive some portion of his bonus based on the percentage of the earnings target achieved. In addition, if the earnings target is exceeded, the executives may receive, based on a formula, up to twice the executive's bonus target. The earnings target is set by the Compensation Committee prior to the commencement of each fiscal year and is believed by the Compensation Committee to be aggressive, but achievable. The Compensation Committee excludes Mr. Avery More and Mr. Morti Tenenhaus, the Chairman and Vice Chairman of the Board, respectively, from participating in the executive bonus plan because it believes such a bonus is unnecessary after taking into account Messr. More and Tenenhaus' ownership of the Company's Common Stock through Rosetta Stone Corporation. See "Ownership of Common Stock by Certain Beneficial Owners and Management."

         The Compensation Committee believes that its earnings and bonus targets are confidential and disclosure of those targets would adversely effect the Company. The report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates that report by reference.

                            MANAGEMENT OF THE COMPANY

         The Board elects executive officers annually at its first meeting following the annual meeting of stockholders. The following table sets forth, as of April 15, 1998, the names of the directors and executive officers of the Company and its subsidiary and their respective positions with the Company and its subsidiary:



NAME                                      AGE              POSITION
----                                      ---              --------

Avery More.............................   43              Chairman of the Board
Mark T. Hilz...........................   39              Director, President and Chief Executive Officer
Philip W. Wise.........................   44              Director, President and Chief Executive Officer of
 .......................................                   PCSS Repair Services
Garold E. Swan*........................   45              Senior Vice President, Chief Financial Officer and
                                                          Secretary
James "Zeke" Zoccoli...................   41              Senior Vice President, Logistics and Chief
                                                          Information Officer
William Shea*..........................   53              Senior Vice President
Stephen R. Grimmer.....................   30              Vice President, OEM Services
Dennis Eldridge........................   38              Vice President, Product Services
Kurt Bloxdorf*.........................   33              Vice President, Sales
David Watson...........................   36              Vice President, Sales Services
P. Keith Ernst*........................   40              Vice President, Distribution Logistics
Paul Klotz*............................   36              Vice President, Marketing and Electronic Commerce
Jay Haft...............................   62              Director
Robert S. Leff.........................   51              Director
Edward C. Raymund......................   69              Director
Morti Tenenhaus........................   43              Director, Vice Chairman of the Board

*Messrs. Swan, Bloxdorf, Ernst, Klotz and Tenenhaus were elected to their respective offices on February 10, 1998, and Mr. Shea was elected to his position on April 15, 1998.

--------------------------------------------------------------------------------

         AVERY MORE, 43, is Chairman of the Board of the Company. He is a member of PCSS's Executive Committee and Stock Option Committee. Mr. More was formerly president and chief executive officer of CompuCom from 1989 to 1993 and a member of the CompuCom board of directors from 1989 to 1994. Mr. More also serves as the vice chairman of Computer City, Inc. and president of Rosetta Stone Corporation. Mr. More became a PCSS director and Chairman of the Board in 1990.

         MARK T. HILZ, 39, is a director and President and Chief Executive Officer of the Company. He is a member of PCSS's Executive Committee. Mr. Hilz has served as an executive officer of the Company from its inception and was appointed to his present position in 1991. Mr. Hilz became a PCSS director in 1990.

         PHILIP W. WISE, 44, is a director and President and Chief Executive Officer of PCSS Repair Services. Mr. Wise is a Class I director whose term expires in 1999. Prior to joining PCSS Repair Services, Mr. Wise was an industry consultant from 1994 to 1995, executive vice president of CompuCom from 1993 to 1994, and senior vice president of CompuCom from 1991 to 1993.

         GAROLD E. SWAN, 45, is Senior Vice President, Chief Financial Officer and Secretary of the Company. Prior to joining the Company, Mr. Swan was vice president, finance for Fibreboard Corporation from 1996 to 1997 and vice president, controller from 1991 to 1996.

         JAMES "ZEKE" ZOCCOLI, 41, is Senior Vice President, Logistics and Chief Information Officer of the Company. Prior to joining the Company, Mr. Zoccoli was senior site manager of information systems for Abbott Laboratories from 1991 to 1996.

         WILLIAM SHEA, 53, is Senior Vice President of the Company. Prior to joining the Company, Mr. Shea was vice president of global accounts for Gateway 2000, Inc. from 1993 to 1997.

         STEPHEN R. GRIMMER, 30, is Vice President, OEM Services of the Company. Prior to joining the Company, Mr. Grimmer held a variety of sales positions with IBM Corporation from 1989 to 1994.

         DENNIS ELDRIDGE, 38, is Vice President, Product Services of the Company. Prior to joining the Company, Mr. Eldridge was vice president and plant manager for Weaver Manufacturing from 1993 to October 1994, and held various management positions with IBM Corporation from 1979 to 1993.

         KURT BLOXDORF, 33, is Vice President, Sales of the Company. Prior to joining the Company, Mr. Bloxdorf was vice president, sales and business development for Aurora Electronics from 1996 to 1997, director of north american customer services for The Cerplex Group from 1995 to 1996, and held various management positions with Bell Atlantic from 1989 to 1995.

         DAVID WATSON, 36, is Vice President, Sales Services of the Company. Prior to joining the Company, Mr. Watson was a vice president, sales for Oncor Communications, Inc. from 1994 to 1997, and held various management positions with MCI Telecommunications Corp. from 1984 to 1994.

         P. KEITH ERNST, 40, is Vice President, Distribution Logistics of the Company. Prior to joining the Company, Mr. Ernst was director of strategic development for Allegiance Healthcare from 1996 to 1997 and was an area and regional operations manager with Baxter Healthcare from 1990 to 1996.

         PAUL KLOTZ, 36, is Vice President, Marketing and Electronic Commerce of the Company. Prior to joining the Company, Mr. Klotz was a vice president for Acure Brief Case Co., Inc. from 1990 to 1996.

         JAY HAFT, 62, is a strategic and financial consultant to growth stage companies, managing general partner of GenAm "1" Venture Fund, and of counsel to the law firm of Parker Duryee Rosoff & Haft. Mr. Haft was a senior partner in that law firm from 1989 to 1994. Mr. Haft is a Class I director whose term expires in 1999 and is a member of the PCSS Audit Committee. He is chairman of the board of Noise Cancellation Technologies, Inc. and Extech, Inc., and is a director of Robotic Vision Systems, Inc., DUSA Pharmaceuticals, Inc., Encore Medical Corporation, Oryx Technology Corp., Viragen, Inc., Thrift Management, Inc., and Conserver Corporation of America. Mr. Haft became a PCSS director in 1996.

         ROBERT S. LEFF, 51, is the co-founder of Merisel, Inc., and a strategic consultant to companies in the computer industry. Mr. Leff is a Class II director whose term expires in 2000. He is a member of PCSS's Audit Committee and Compensation Committee. He became a PCSS director in 1994.

         EDWARD C. RAYMUND, 69, is a director of Tech Data Corporation and Vision Electronics. Mr. Raymund is a Class I director whose term expires in 1999. He is a member of the PCSS Audit Committee and Compensation Committee. From 1972 until his retirement in 1994, Mr. Raymund was the chief executive officer of Tech Data Corporation, a distributor of computers, peripherals, software and networks.
Mr. Raymund became a PCSS director in 1994.

         MORTI TENENHAUS, 43, is Vice Chairman of the Board of the Company. Mr. Tenenhaus is a Class II director whose term expires in 2000. Mr. Tenenhaus is a member of the Company's Executive Committee, Compensation Committee and Stock Option Committee. Prior to serving in his current capacities, Mr. Tenenhaus was president and chief executive officer of TeKnowlogy, Inc. from 1994 to 1997, and senior vice president of systems integration and service for CompuCom from 1989 to 1993. Mr. Tenenhaus also serves as the chief information officer of Computer City, Inc. and executive vice president of Rosetta Stone Corporation. Mr. Tenenhaus became a director of the Company in 1990.

                          OWNERSHIP OF COMMON STOCK BY
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 1, 1998, by (i) each director and director nominee who beneficially owns Common Stock and certain of the Company's executive officers, (ii) all of the Company's directors and executive officers as a group and (iii) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock as of April 1, 1998.

    The number of shares of the Company's Common Stock beneficially owned by each individual set forth below is determined under the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power and any shares that an individual presently, or within 60 days, has the right to acquire through the exercise of any stock option or other right. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Unless otherwise indicated, each individual has sole voting and investment power (or shares such powers with their spouse) with respect to the shares of the Company's Common Stock set forth in the table below:



NAME OF BENEFICIAL OWNER
------------------------
DIRECTORS AND NOMINEES FOR DIRECTORS
(INCLUDING THOSE WHO ARE ALSO EXECUTIVE                   NUMBER OF SHARES           PERCENTAGE OF
OFFICERS):                                               BENEFICIALLY OWNED       OUTSTANDING SHARES
                                                         ------------------       ------------------

    Avery More (Rosetta Stone)..................              1,341,300(1)               23.3%
    Mark T. Hilz................................                233,500(2)                3.9%
    Jay Haft....................................                 41,000                    *
    Philip Wise.................................                 44,000(3)                 *
    Robert S. Leff..............................                 30,500(4)                 *
    Edward C. Raymund...........................                 21,000(5)                 *
    Morti Tenenhaus.............................                 10,000(6)                 *
EXECUTIVE OFFICERS:
    Garold E. Swan..............................                 20,000                    *
    James "Zeke" Zoccoli........................                  4,000(7)                 *
    Steve Grimmer...............................                 17,700(8)                 *
    Dennis Eldridge.............................                  6,000(9)                 *
    Kurt Bloxdorf...............................                  4,000(10)                *
    P. Keith Ernst..............................                 10,500(11)                *
    Paul Klotz..................................                  4,000(12)                *
    All Directors and Executive Officers as a
    Group (16) persons..........................              1,787,000(13)              29.7%
OTHER:
    Wellington Management Company, LLP.                         569,300(14)               9.9%
    Joseph A. Cohen                                             298,000(15)               5.2%

    ------------------------------
    * Indicates less than 1%.



(1) The business address of Mr. More is 10000 North Central Expressway, Suite 1460, Dallas, Texas. The shares of Common Stock listed in Mr. More's name are owned by Rosetta Stone Corporation ("Rosetta Stone"), of which Mr. More is the principal stockholder.

         Mr. Tenenhaus is also a stockholder of Rosetta Stone. Various parties, including a trust for the benefit of Mr. More's minor children and Mr. Jay Haft, a director of the Company, have made investments in Rosetta Stone, and in connection therewith have been issued options from Rosetta Stone to acquire stock of other companies in which Rosetta Stone has an interest, including PCSS. If all of those options to acquire PCSS Common stock were exercised, a total of 144,284 shares of PCSS Common Stock would be acquired by those parties from Rosetta Stone. Further, the shares shown as beneficially owned by Mr. More do not include 9,300 shares beneficially owned by his wife and 4,000 shares held in trust for the benefit of a minor child of Mr. More. Mr. More disclaims beneficial ownership of those shares.

(2) Includes 187,500 shares issuable upon the exercise of options exercisable at or within 60 days and 3,000 shares held by the minor children of Mr. Hilz. Mr. Hilz disclaims beneficial ownership of those shares.

(3) Includes 25,000 shares issuable upon the exercise of options exercisable at or within 60 days and 11,000 shares held by the minor children of Mr. Wise. Mr. Wise disclaims beneficial ownership of the shares held by his children.

(4) Includes 6,000 shares issuable upon the exercise of options exercisable at or within 60 days.

(5) Includes 6,000 shares issuable upon the exercise of options exercisable at or within 60 days, 6,000 shares held by the Raymund Family Partnership (the "Partnership"), 2,000 shares held by the Raymund Family Trust and 500 shares owned by Mr. Raymund's wife. Mr. Raymund may be deemed to beneficially own Partnership shares because he is the Partnership's general partner. Mr. Raymund disclaims beneficial ownership of the shares owned by his wife.

(6) Includes 10,000 shares held by trusts for the benefit of the minor children of Mr. Tenenhaus as to which he disclaims beneficial ownership.

(7) All 4,000 shares are issuable upon the exercise of options exercisable at or within 60 days.

(8) Includes 9,700 shares issuable upon the exercise of options exercisable at or within 60 days, 4,000 shares held by Mr. Grimmer's wife and 4,000 shares issuable to Mrs. Grimmer upon the exercise of options exercisable at or within 60 days. Mr. Grimmer disclaims beneficial ownership of the shares owned by his wife.

(9) All 6,000 shares are issuable upon the exercise of options exercisable at or within 60 days.

(10) All 4,000 shares are issuable upon the exercise of options exercisable at or within 60 days.

(11) Includes 2,500 shares issuable upon the exercise of options exercisable at or within 60 days.

(12) All 4,000 shares are issuable upon the exercise of options exercisable at or within 60 days.

(13) Includes 254,700 shares issuable upon the exercise of options exercisable at or within 60 days.

(14) The business address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts.

(15) Joseph A. Cohen's business address is The Garnet Group, 825 Third Avenue, 40th Floor, New York, New York 10022.

                             EXECUTIVE COMPENSATION

    The following table summarizes the compensation earned by the Company's Chief Executive Officer and its four other most highly compensated executive officers (whose compensation exceeded $100,000 in 1997) and one additional individual for whom disclosures would have been provided had the individual been serving as an executive officer as of December 31, 1997, collectively, the "Named Officers," for services rendered in all capacities to the Company during the fiscal years ended December 31, 1997, 1996, and 1995.

                           SUMMARY COMPENSATION TABLE


                                                                                  Long-Term
                                                    Annual Compensation         Compensation
                                                    -------------------         ------------
                                                                                  Securities
                                                                                  Underlying
                                                                                   Options/         All Other
                                                   Salary          Bonus             SARs          Compensation
  Name and Principal Positions        Year           ($)             ($)             (#)             ($) (A)
  ----------------------------      ------        ---------     -----------         -----           --------
Mark T. Hilz.....................     1997         180,000           --               --              6,369
  President and                       1996         175,615           --             30,000            6,403
  Chief Executive Officer             1995         129,577           --               --              6,157

Philip Wise(B)...................     1997         150,000           --               --              3,243
  President,                          1996         150,000           --               --              3,243
  PCSS Repair Services                1995          72,115           --               --              1,615

Stephen R. Grimmer...............     1997         139,651         30,129             --              5,591
  Vice President, OEM Services        1996         109,636           --              5,000            5,316
                                      1995          93,719           --              5,000            3,749

James "Zeke" Zoccoli(B)..........     1997         125,000         15,000             --              2,500
  Senior Vice President, Logistics    1996          52,212           --             20,000              --
  and Chief Information Officer       1995            --             --               --                --

Paul Klotz(C)....................     1997         130,491         19,031           20,000            4,123
  Vice President, Marketing and       1996            --             --               --                --
  Electronic Commerce                 1995            --             --               --                --

Danny G. Hair(B)(D)..............     1997         135,542           --             60,000            2,769
  Senior Vice President, Chief        1996            --             --               --                --
  Financial Officer and               1995            --             --               --                --
  Secretary


--------------------


(A) Represents amounts paid by the Company to each executive officer's account under the Company's 401(k) plan.

(B) The 1995 annual compensation for Mr. Wise, the 1996 annual compensation for Mr. Zoccoli and the 1997 compensation of Mr. Hair reflects less than a full year.

(C) In February 1998, Mr. Klotz was named Vice President, Marketing and Electronic Commerce.

(D) In February 1998, Mr. Hair resigned as Senior Vice President, Chief Financial Officer and Secretary of the Company and was replaced by Mr. Garold E. Swan. See "Management of the Company."

OPTION GRANTS IN 1997 TO THE COMPANY'S EXECUTIVE OFFICERS

    The following table provides information regarding the stock options granted by the Company to Named Officers in 1997.


                                                                       1997 OPTION GRANTS
                                                                        Individual Grants
                                 --------------------------------------------------------------------------------------------
                                                                                              Potential Realizable
                                                                                             Value at Assumed Annual
                                                                                                   Rates of
                                    Number of      Percent of                               Stock Price Appreciation
                                    Securities       Total         Exercise                            for
                                    underlying      Options         of Base                       Option Term (A)
                                    Option/SARs    Granted to        Price      Expiration     ---------------------
             Name                   Granted (#)     Employees       ($/Sh)         Date        5% ($)        10% ($)
             ----                   -----------     ---------      --------       ------       ------        -------
Paul Klotz                          20,000(C)          6.8%          9.00         1/28/07      64,500        208,500

Danny G. Hair(B)                    40,000(C)         13.5%          9.00           (B)       226,800        572,400
                                    20,000(C)          6.8%          9.00           (B)        76,725        227,925


-----------------------

(A) The potential realizable values set forth under these columns result from calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Company's Common Stock. The amounts reflect potential future value based upon growth at these prescribed rates. The Company did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value. The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Actual gains, if any, on stock option exercises are dependent on the future performances of the Company's Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

(B) In February 1998, Mr. Hair resigned as Senior Vice President, Chief Financial Officer and Secretary of the Company. Mr. Hair's stock options were cancelled in connection with his resignation.

(C) One-fifth (1/5) of these options were to become exercisable over the next five years.

AGGREGATE OPTION EXERCISES IN 1997 BY THE COMPANY'S EXECUTIVE OFFICERS

         The following table provides information as to options exercised, if any, by each of the Named Officers in 1997 and the value of options held by those officers at year-end measured in terms of the last reported sale price for the shares of the Company's Common Stock on December 31, 1997 ($4.94 as reported on Nasdaq).

                AGGREGATED OPTION EXERCISES IN 1997 AND YEAR-END
                                  OPTION VALUES

                                                                                                           Value of Unexercised
                                                                           Number of                           in-the-Money
                                                                      Securities Underlying                     Options at
                                Shares                                 Unexercised Options                   December 31, 1997
                               Acquired                              at December 31, 1997(#)                       (A)($)
                                  on            Value           ---------------------------------   -------------------------------
           Name                Exercise (#)    Realized ($)       Exercisable      Unexercisable      Exercisable     Unexercisable
           ----                ------------    ------------       -----------      -------------      -----------     -------------

Mark T. Hilz                       --              --               187,500           88,000            377,835           64,560

Philip Wise                        --              --               25,000              --                --                --


Stephen R. Grimmer                 --              --                9,000            11,000              --                --

James "Zeke" Zoccoli               --              --                4,000            16,000              --                --

Paul Klotz                         --              --                 --              20,000              --                --

Danny G. Hair(B)                   --              --                 --              60,000              --                --


------------------------------

(A) Market value of shares covered by in-the-money options on December 31, 1997, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

(B) In February 1998, Mr. Hair resigned as Senior Vice President, Chief Financial Officer and Secretary of the Company. Mr. Hair's stock options were cancelled in connection with his resignation.

                              CERTAIN TRANSACTIONS

         As part of his at-will employment arrangement with PCSS Repair Services and in order to induce him to accept the employment, the Company sold Mr. Wise 15% of the outstanding common stock of PCSS Repair Services at the adjusted book value of the PCSS Repair Services common stock as of July 1, 1995, in exchange for a $30,000 five-year promissory note. The note is due and payable in less than five years upon the occurrence of certain events. The PCSS Repair Services common stock owned by Mr. Wise may be converted into PCSS Common Stock under certain conditions. The conversion rate is based on the relative performance of PCSS Repair Services and PCSS at the time of any such conversion. Under the terms of Mr. Wise's employment arrangement, Rosetta Stone agreed to vote its shares of Common Stock in favor of Mr. Wise as a director of the Company during the term of his employment. Also, as a part of this employment package, Mr. Wise relocated his residence closer to PCSS Repair Services' corporate headquarters and in connection with that relocation, the Company agreed to guarantee an interim mortgage for up to $450,000 for one year during which time Mr. Wise was expected to sell his residence and relocate to his new residence. In connection with the sale of Mr. Wise's old residence during 1997, the Company was released from its guaranty on the interim mortgage and, in connection therewith, loaned Mr. Wise $70,000 under the terms of a short-term demand promissory note that bears interest at the prime rate of interest paid by the Company under the terms of its revolving credit facility, which was 9.25% as of April 1, 1998.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's directors, executive officers and 10% owners of Common Stock of the Company to file reports of beneficial ownership of the Company's Common Stock and changes in such beneficial ownership with the Commission. Directors, executive officers and 10% owners are also required by rules promulgated by the Commission to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely upon a review of the copies of the forms filed pursuant to Section 16(a) furnished to the Company, or written representation that no year-end Form 5 filings were required for transactions occurring during 1997, the Company believes that its directors, officers and 10% owners of Common Stock of the Company complied with the Section 16(a) filing requirements applicable to them during 1997.

                             STOCK PERFORMANCE GRAPH

         The following performance graph compares the performance of the Company's Common Stock, the Standard & Poor's 500 Index and an index of peer companies selected by the Company (the "Company's Peer Group Index") since March 1994 (which is when the Company's Common Stock first traded publicly on the National Association of Securities Dealers, Inc. Automated Quotation System). The graph assumes that the value of the investment in the shares of the Company's Common Stock and in each index was $100 on April 1, 1994, and that all dividends were reinvested.

         The Company's Peer Group Index shown on the performance graph (which is weighted on the basis of market capitalization) consists of the Company and the following companies which are engaged primarily in the computer replacement and spare parts business: The Cerplex Group, Inc. and Aurora Electronics, Inc.


                                    [GRAPH]


---------------------------------------------------------------------------------------------
TOTAL RETURN ANALYSIS
                         3/31/94      12/30/94       12/29/95       12/31/96       12/31/97
---------------------------------------------------------------------------------------------
PC SERVICE SOURCE INC.  $    100     $     100      $     100      $      86      $      55
---------------------------------------------------------------------------------------------
PEER GROUP              $    100     $      58      $      64      $      11      $       8
---------------------------------------------------------------------------------------------
NASDAQ COMPOSITE (US)   $    100     $     101      $     142      $     174      $     213
---------------------------------------------------------------------------------------------
Source; Carl Thompson Associates www.ctaonline.com (303)494-5472. Data from Bloomberg Financial Markets

         The stock price performance depicted in the graph above is not necessarily indicative of future price performance. The graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates same by reference.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The accounting firm of KPMG Peat Marwick LLP acted as the Company's independent public accountants for the fiscal year ended December 31, 1997. A representative of KPMG Peat Marwick LLP is expected to be present at the stockholders' meeting and to have the opportunity to make a statement, if the representative desires to do so, and is expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

    As of the date of this proxy statement, the Company knows of no other business that will be presented for consideration at the annual meeting. However, the enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters that the Company's Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented for approval at the meeting; (ii) approval of the minutes of a prior meeting of stockholders, if such approval does not constitute ratification of the action at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and the form of proxy pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended; and (v) matters incidental to the conduct of the meeting. If any such matters come before the meeting, then the proxy agents named in the accompanying proxy card will vote in accordance with their judgment.

    Stockholder proposals intended to be presented at the 1999 Annual Meeting of Stockholders must be submitted to the Company prior to December 24, 1998, to receive consideration for inclusion in the Company's 1999 proxy materials.

    EACH PERSON FROM WHOM A PROXY IS SOLICITED CAN OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY DOWNLOADING THE REPORT FROM THE COMPANY'S WEB SITE (WWW.PCSERVICE.COM) OR BY SENDING A WRITTEN REQUEST TO THE COMPANY, ATTENTION: INVESTOR RELATIONS, 2350 VALLEY VIEW LANE, DALLAS, TEXAS 75234, AND A COPY WILL BE SENT TO YOU AT NO CHARGE, EXCEPT FOR EXHIBITS TO THE REPORT.


                                        By Order of the Board of Directors,


                                        /s/ Garold E. Swan

                                        Garold E. Swan
                                        Senior Vice President, Chief Financial
                                        Officer and Secretary

                                                                   APPENDIX A
--------------------------------------------------------------------------------

PROXY

                            PC SERVICE SOURCE, INC.

   SOLICITED ON BEHALF OF THE COMPANY AND APPROVED BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Avery More and Mark Hilz, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the 1998 Annual Meeting of Stockholders of PC Service Source, Inc. to be held on the 19th day of May, 1998 (pursuant to the Notice of Annual Meeting dated April 1998, and accompanying proxy statement) and at any postponement or adjournment thereof, and to vote all of the shares of PC Service Source, Inc. that the undersigned is entitled to vote with all the powers and authority the undersigned would possess if personally present in accordance with the following instructions.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for the nominees named below in Proposal 1.

1. ELECTION OF DIRECTORS        NOMINEES: Class III: Avery More and Mark Hilz

   [ ]  FOR all nominees listed above (except as marked to the contrary)

   [ ]  WITHHOLD AUTHORITY to vote for all nominees listed above

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
              SUCH INDIVIDUAL'S NAME IN THE SPACE PROVIDED BELOW)

--------------------------------------------------------------------------------

      (Continued, and to be marked, dated and signed, on the other side.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                             Please sign exactly as name appears
                                             below. When shares are held by
                                             joint tenants, both should sign.
                                             When signing as attorney, executor,
                                             administrator, trustee, or
                                             guardian, please give full title as
                                             such. If a corporation, please sign
                                             in full corporate name by President
                                             or other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

                                             Dated:  , 1998

                                             -----------------------------------
                                                         (Signature)

                                             -----------------------------------
                                                 (Signature if held jointly)

--------------------------------------------------------------------------------